EXHIBIT 3.3
AMENDED AND RESTATED BYLAWS OF
CNL HOTELS & RESORTS, INC.
ARTICLE I
OFFICES
          SECTION 1. PRINCIPAL OFFICE. The principal office of CNL Hotels & Resorts, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), in the State of Maryland shall be located at such place as the Board of Directors may designate.
          SECTION 2. ADDITIONAL OFFICES. The Company may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Company may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          SECTION 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Company or at such other place as shall be stated in the notice of the meeting.
          SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors, and the transaction at such meeting of any business within the powers of the Company, shall be held during the month of June in each year, on a date and at the time during such month set by the Board of Directors.
          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders (i) may be called by (a) the president or chief executive officer of the Company, (b) the chairman of the Board of Directors, or (c) a majority of the Board of Directors; or (ii) shall be called by the secretary at the request in writing of stockholders holding outstanding Equity Shares (as such term is defined in the Company’s Articles of Amendment and Restatement (as amended from time to time, the “Charter”)) representing at least a majority of all votes entitled to be cast on any issue proposed to be considered at any such special meeting, not less than 15 nor more than 60 days after such request is received. Written or printed notice of any special meeting called pursuant to the request of stockholders will be provided to all stockholders within ten days after any such request is received, stating the time and place of the meeting specified in the request, which shall be a time and place convenient to the stockholders.
          SECTION 4. NOTICE. Not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute or these Bylaws, the purpose for which the meeting is called, either by mail to the address of such stockholder as it appears on the records of the Company, or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means permitted by the laws of the State of Maryland. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Company, with postage thereon prepaid.

          SECTION 5. SCOPE OF NOTICE. Any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
          SECTION 6. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting: the vice chairman of the Board of Directors, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
          SECTION 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders holding 50% or more of the then outstanding shares entitled to vote shall constitute a quorum; but this section shall not affect any requirement under any statute, any other provision of these Bylaws, or the Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
          SECTION 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided in the Charter, each Common Share owned of record on the applicable record date shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The stockholders present, either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
          SECTION 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
          SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer or a vice president, a general partner, trustee or other fiduciary thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.
     Equity Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     The Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any Equity Shares registered in the name of the stockholder are held for the account of a specific person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.
          SECTION 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of Equity Shares represented at the meeting based upon their determination of the voting power of such shares, the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.
     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 12. CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Charter or these Bylaws, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the Maryland General Corporation Law, as amended from time to time (the “MGCL”), or any successor statute thereto, shall not apply to any acquisition of Securities (as such term is defined in the Charter) of the Company by any “Person” (as such term is defined in the Charter). This section may be repealed, in whole or in part, at any time, in accordance with Article XIII, Section 1 of these Bylaws, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
          SECTION 13. NOMINATIONS AND STOCKHOLDER BUSINESS.
          (a) Annual Meetings of Stockholders.
               (1) With respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).
               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Company not earlier than the 90th day nor later than 5:00 p.m. Eastern Time on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.
               (3) Notwithstanding anything in the second sentence of Section 13(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth day following the day on which such public announcement is first made by the Company.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company’s notice of meeting, if the stockholder’s notice complies with the requirements of Section 13(a)(2) and is delivered to the secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than 5:00 p.m. Eastern Time on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Directors to be elected at such meeting.
          (c) General.
               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.
               (2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
               (3) Notwithstanding the foregoing provisions of this Section 13, a stockholder also shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.
          SECTION 15. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Shares (as such term is defined in the Charter) to elect additional Directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.
ARTICLE III
DIRECTORS
          SECTION 1. GENERAL POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Company shall be managed under the direction of its Board of Directors (also referred to herein as “Director” or “Directors”). Notwithstanding the other requirements set forth herein and in the Charter, a Director shall be an individual at least 21 years of age who is not under legal disability. The number of Directors which shall constitute the whole board shall not be less than the minimum number required by the MGCL. Within such limits, the actual number of directors which shall constitute the whole board shall be as fixed from time to time by resolution of the Board of Directors or by the affirmative vote of the holders of at least a majority of the Equity Shares then outstanding and entitled to vote thereon.
          SECTION 2. INDEPENDENT DIRECTORS. A majority of Directors of the Company shall be “independent” Directors. For the purposes of this Section 2, the Company shall apply the rules and standards of The New York Stock Exchange in determining the independence of any Director.
          SECTION 3. REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this Bylaw being necessary. A meeting of the Directors shall also be held quarterly in person or by telephone. The Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of quarterly or regular meetings of the Directors without other notice than such resolution.
          SECTION 4. SPECIAL MEETINGS. Special meetings of Directors may be called by or at the request of the chief executive officer, the chairman of the board or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Directors called by them.
          SECTION 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed, transmitted electronically (which, as used herein, shall be deemed to include electronic mail), or mailed to each Director at his business or residence address. Personally delivered, facsimile transmitted or telegraphed, notices shall be given at least twenty four hours prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any quarterly, regular or special meeting of the Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

          SECTION 6. QUORUM. A whole number of Directors equal to at least a majority of the whole Board of Directors shall constitute a quorum for transaction of business at any meeting of the Directors; provided, that if less than a quorum are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; and provided further, that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.
     The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
          SECTION 7. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Directors, unless the concurrence of a particular group of Directors or of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws.
          SECTION 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
          SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission (which, as used herein, shall be deemed to include electronic mail) to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.
          SECTION 10. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder. Any vacancy created by an increase in the number of Directors shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the entire Board of Directors. Any other vacancy shall be filled at any regular meeting or at any special meeting of the Board of Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. Any individual so elected as Director shall hold office for the unexpired term of the Director he is replacing.
          SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors. The Company will not pay any compensation to Directors of the Company who also serve as officers of the Company. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.
          SECTION 12. ELECTION AND REMOVAL OF DIRECTORS. The stockholders may, at any time, remove any Director in the manner provided in the Charter.

          SECTION 13. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with which moneys or shares have been deposited.
          SECTION 14. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.
          SECTION 15. RELIANCE. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.
          SECTION 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the Directors and applicable law.
ARTICLE IV
COMMITTEES
          SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint from among its members an Audit Committee and other committees, composed of one or more Directors to serve at the pleasure of the Directors. At such time, if any, as the Equity Shares become listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, unless it has previously formed such a Committee.
          SECTION 2. POWERS. The Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
          SECTION 3. COMMITTEE PROCEDURES. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and filed with the minutes of the proceedings of such committee. The members of a committee may conduct any meeting thereof by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

ARTICLE V
OFFICERS
          SECTION 1. GENERAL PROVISIONS. The officers of the Company shall include a president, a secretary and a treasurer and may include a chairman of the board, a chief executive officer, a chief operating officer, one or more vice presidents, a chief financial officer and one or more assistant secretaries, as determined by the Directors. In addition, the Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Company shall be elected annually by the Directors at the first meeting of the Directors held after each annual meeting of stockholders, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person, although any person holding more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the Directors may leave unfilled any office except that of the president, the treasurer and the secretary. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.
          SECTION 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed by a majority of the members of the whole Board of Directors, with or without cause, if in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his resignation to the Directors, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
          SECTION 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
          SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors. Except where by law the signature of the chief executive officer or the president is required, the chairman of the board shall possess the same power as the chief executive officer or the president to sign deeds, mortgages, bonds, contracts or other instruments.
          SECTION 5. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer from among the elected officers. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Company. The chief executive officer shall in general supervise the management of the business affairs of the Company and the implementation of the policies of the Company, as determined by the Board of Directors. He or she shall, when present and in the absence of the chairman and vice chairman of the board, preside at all meetings of the stockholders and the Board of Directors. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Directors from time to time.
          SECTION 6. PRESIDENT. The president, subject to the control of the Board of Directors and with the chief executive officer, shall in general supervise and control all of the business and affairs of the Company. He or she shall, when present and in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the stockholders and the Board of Directors. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer of agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors from time to time.
          SECTION 7. CHIEF OPERATING OFFICER. The chief operating officer, under the direction of the chief executive officer, shall have general management authority and responsibility for the day-to-day implementation of the policies of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Board of Directors from time to time.
          SECTION 8. VICE PRESIDENTS. In the absence of the chief executive officer, the president, the chief operating officer or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, by the president, by the chief operating officer or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.
          SECTION 9. SECRETARY. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of the Charter, these Bylaws or as required by law; (iii) be custodian of the records and of the seal (if any) of the Company; (iv) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) have general charge of the share transfer books of the Company; and (vi) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, by the president, by the chief operating officer or by the Board of Directors.
          SECTION 10. CHIEF FINANCIAL OFFICER AND TREASURER. The chief financial officer and treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the

Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board of Directors, at their regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as chief financial officer and of the financial condition of the Company.
     If required by the Board of Directors, he or she shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.
          SECTION 11. ASSISTANT SECRETARIES. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer, the president, or the Board of Directors.
          SECTION 12. ASSISTANT TREASURERS. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the treasurer, or by the chief executive officer, the president, or the Board of Directors.
          SECTION 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
          SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be deemed valid and binding upon the Board of Directors and upon the Company when so authorized or ratified by action of the Board of Directors.
          SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by the Board of Directors.
          SECTION 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.
ARTICLE VII
EQUITY SHARES
          SECTION 1. UNCERTIFICATED SHARES. The Company shall not issue share certificates except to stockholders who make a written request to the Company. A stockholder’s investment shall be recorded on the books of the Company. To transfer his or her uncertificated Equity Shares, a stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of uncertificated shares, the Company will provide the stockholder with information concerning his or her rights with regard to such stock, as required by the Charter and the laws of the State of Maryland or other applicable law.
          SECTION 2. CERTIFICATES. Each stockholder who so requests in writing, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Company. Each certificate shall be signed by the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Company. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Company shall, from time to time, issue several classes or series of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Company issues stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Company will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Company as to transferability, the certificate shall contain a full statement of the restriction or state that the Company will furnish information about the restrictions to the stockholder on request and without charge.
          SECTION 3. TRANSFERS. Upon surrender to the Company or the transfer agent of the Company of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
          SECTION 4. REPLACEMENT CERTIFICATE. Any officer designated by the Directors may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

          SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any Distribution (as such term is defined in the Charter) or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall not be more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.
     In the context of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed at least ten days before the date of such meeting.
     If no record date is fixed and the share transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date on which notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (ii) the record date for the determination of stockholders entitled to receive payment of a Distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the Distribution or allotment of rights is adopted, but the payment or allotment of rights may not be made more than 60 days after the date on which the resolution is adopted.
     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.
          SECTION 6. SHARE LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger, in written form or in any other form which can be converted within a reasonable time into written form for visual inspection, containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
          SECTION 7. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.
     Before issuance of any shares classified or reclassified or otherwise issued in a unit, the Board of Directors will file articles supplementary with the State Department of Assessments and Taxation of Maryland that describe such shares, including (a) the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption, as set or changed by the Board of Directors; and (b) a statement that the shares have been classified or reclassified by the Board of Directors pursuant to its authority under the Charter. The articles supplementary will be executed in the manner provided by Section 1-301 of the MGCL.

ARTICLE VIII
ACCOUNTING YEAR
     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
          SECTION 1. DECLARATION. Distributions upon the Equity Shares of the Company may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Distributions may be paid in cash or other property of the Company, subject to the provisions of law and the Charter.
          SECTION 2. CONTINGENCIES. Before payment of any Distributions, there may be set aside out of any funds of the Company available for Distributions such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund for the contingencies, for equalizing Distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
INVESTMENT POLICY
     Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as they shall deem appropriate in their sole discretion.
ARTICLE XI
SEAL
          SECTION 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
          SECTION 2. AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XII
WAIVER OF NOTICE
     Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIII
AMENDMENT OF BYLAWS
          SECTION 1. AMENDMENTS. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
          SECTION 2. LOCATION OF BYLAWS. The original or a certified copy of these Bylaws, including any amendments thereto, shall be kept at the Company’s principal office, as determined pursuant to Article I, Section 1 of these Bylaws.
     The foregoing are certified as the Bylaws of the Company adopted by the Directors as of March 31, 2007.

By:	/s/ Greerson G. McMullen
	Name:	Greerson G. McMullen
	Title:	Corporate Secretary